UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2020

Commission File Number	Exact Name of Registrant as Specified in its Charter, Address of Principal Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
1-9516	ICAHN ENTERPRISES L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398766

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P. 767 Fifth Avenue, Suite 4700 New York, New York 10153 (212) 702-4300	Delaware	13-3398767

 N/A

(Former Name or Former Address, if Changed Since Last Report)

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Depository Units	IEP	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On December 30, 2019, Icahn Enterprises L.P. (“Icahn Enterprises”) and Icahn Enterprises Finance Corp. (together with Icahn Enterprises, the “Company”) notified the trustee that the Company will redeem all of its outstanding 5.875% Senior Notes due 2022 (the “2022 Notes”), which were issued under an indenture dated as of January 29, 2014 between the Company, Icahn Enterprises Holdings L.P., as guarantor, and Wilmington Trust, National Association, as trustee. In accordance with the indenture, the trustee was instructed to deliver a notice of redemption on the Company’s behalf to holders of the 2022 Notes on January 2, 2020. The redemption date will be February 1, 2020 (the “Redemption Date”) and the redemption price will be equal to 100.000% of the principal amount of the 2022 Notes redeemed plus accrued and unpaid interest thereon to, but not including, the Redemption Date. Upon the redemption by the Company of the 2022 Notes, none of the 2022 Notes will remain outstanding. The Company expects to pay the redemption price for the 2022 Notes with cash on hand.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

		By:	/s/ Peter Reck
Date: January 2, 2020			Peter Reck Chief Accounting Officer

ICAHN ENTERPRISES HOLDINGS L.P. (Registrant)

	By:	Icahn Enterprises G.P. Inc. its general partner

		By:	/s/ Peter Reck
Date: January 2, 2020			Peter Reck Chief Accounting Officer